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                                                                       EXHIBIT 5

                               BUCHANAN INGERSOLL
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540


                                                                   July 14, 1997

CollaGenex Pharmaceuticals, Inc.
301 South State Street
Newtown, Pennsylvania 18940

Gentlemen:

         We have acted as counsel to CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,310,704 shares (the "Shares") of the Company's common stock, $.01 par value, of which: (i) 150,000 are issuable pursuant to options to be granted by the Company to its non-employee directors under the Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"); (ii) 150,000 are issuable pursuant to options previously granted by the Company to its non-employee directors under the Director Plan; (iii) 600,000 are issuable pursuant to options to be granted by the Company to its employees, non-employee directors and consultants under the Company's 1996 Stock Plan (the "Stock Plan"); (iv) 150,000 are issuable pursuant to options previously granted by the Company to its employees, non-employee directors and consultants under the 1996 Stock Plan; and (v) 260,704 are issuable pursuant to options previously granted by the Company to its employees, non-employee directors and consultants under the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"). The 1992 Plan, the 1996 Stock Plan and the Director Plan are referred to collectively herein as the "Plans".

         In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

         1. The issuance of the Shares has been duly and validly authorized; and

         2. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options, or other instruments authorized by such plans, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                           Very truly yours,


                                                           /s/BUCHANAN INGERSOLL